UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 4, 2008
Biogen Idec Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-19311 (Commission File Number)	33-0112644 (IRS Employer Identification No.)

14 Cambridge Center, Cambridge, Massachusetts (Address of Principal Executive Offices)	02142 (Zip Code)
(617) 679-2000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))x

TABLE OF CONTENTS

Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Ex-1.1 Underwriting Agreement, dated February 28, 2008
Ex-4.1 Supplemental Indenture, dated as of March 4, 2008

Item 8.01. Other Events.
     On March 4, 2008, Biogen Idec Inc. (the “Registrant”) completed the issuance and sale of $1.0 billion aggregate principal amount of notes, consisting of $450 million of 6.000% Notes due March 1, 2013 (the “Notes due 2013”) and $550 million of 6.875% Notes due March 1, 2018 (the “Notes due 2018”, together with the Notes due 2013, the “Notes”). The Notes were registered on Form S-3 under the Securities Act of 1933 (Registration Statement No. 333-149379). The underwriting agreement and supplemental indenture relating to the issuance and sale of the Notes are attached as exhibits to this filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 1.1	Underwriting Agreement, dated February 28, 2008 among the Registrant, Goldman, Sachs & Co., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule I thereto

Exhibit 4.1	Supplemental Indenture, dated as of March 4, 2008 between the Registrant and The Bank of New York Trust Company, N.A.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biogen Idec Inc.
Dated: March 4, 2008	By:	/s/ Robert A. Licht
		Name:	Robert A. Licht
		Title:	Vice President and Assistant Secretary